UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On February 8, 2016, Banc of California, Inc., a Maryland corporation (the “Corporation”), filed articles supplementary to its charter (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland (the “Maryland Department”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the “7.000% Non-Cumulative Perpetual Preferred Stock, Series E”, $0.01 par value per share (the “Series E Preferred Stock”). The Articles Supplementary were filed in connection with an Underwriting Agreement, dated February 1, 2016 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC acting as representatives of the several underwriters (collectively, “Underwriters”) listed in Schedule A thereto, under which the Corporation agreed to sell to the Underwriters 5,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series E Preferred Stock, and granted them a 30-day option to purchase up to an additional 750,000 Depositary Shares to cover over-allotments, if any. Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series E Preferred Stock represented by the Depositary Share.

The Series E Preferred Stock ranks senior to the Corporation’s junior stock, including the Corporation’s common stock and any other class or series of stock of the Corporation authorized in the future over which the Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; equally with each other series of parity stock, including the Corporation’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, Non-Cumulative Perpetual Preferred Stock, Series B, 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, and any other class or series of stock the Corporation may issue in the future that, by its terms, ranks equally to the Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and junior to any class or series of stock the Corporation may issue in the future that ranks senior to the Series E Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, and to all of the Corporation’s existing and future debt obligations.

Under the terms of the Series E Preferred Stock, the ability of the Corporation to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any stock ranking on a parity with or junior to the Series E Preferred Stock, is subject to restrictions in the event that the Corporation does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series E Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series E Preferred Stock the liquidation value of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The foregoing description of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.	Amendments to Certificate of Incorporation or By-Laws; Change in Fiscal Year.

On February 8, 2016, the Corporation filed the Articles Supplementary with the Maryland Department, which became effective upon the acceptance of the Articles Supplementary for record by the Maryland Department, supplementing the Corporation’s charter by establishing the newly authorized Series E Preferred Stock of the Corporation consisting of 5,750,000 authorized shares.

Holders of Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee of the Board, non-cumulative cash dividends based on the liquidation preference at a rate equal to 7.000% per annum for each dividend period from the original issue date of the Series E Preferred Stock to, but excluding, the redemption date of the Series E Preferred Stock, if any. If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series E Preferred Stock quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2016.

The Series E Preferred Stock has a liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series E Preferred Stock only to the extent the Corporation’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series E Preferred Stock, and pro rata with any other shares of the Corporation’s stock ranking on parity with the Series E Preferred Stock.

The Series E Preferred Stock does not have any maturity date. The Series E Preferred Stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after March 15, 2021 at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Articles Supplementary), at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date. If the Corporation redeems the Series E Preferred Stock, the Depositary (as defined below) will redeem a proportionate number of Depositary Shares. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely, unless and until the Corporation decides to redeem the Series E Preferred Stock and receives any required prior approvals from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and satisfies any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to the redemption of the Series E Preferred Stock. The Series E Preferred Stock has no preemptive or conversion rights.

The Series E Preferred Stock has no voting rights except with respect to (i) authorizing or increasing the authorized amount of stock senior to the Series E Preferred Stock, (ii) certain share exchanges, reclassifications, mergers or consolidations; (iii) certain changes in the terms of the Series E Preferred Stock; (iv) in the case of certain dividend non-payments; and (v) as otherwise required by Maryland law. The foregoing description of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On February 8, 2016, the Corporation closed the public offering of 5,000,000 Depositary Shares pursuant to the Underwriting Agreement. The Depositary Shares and the Series E Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-192518) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement; (ii) the Articles Supplementary; (iii) the Deposit Agreement dated February 8, 2016 between the Corporation, Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Depositary”) and the holders from time to time of the depositary receipts described therein; (iv) the form of certificate representing the Series E Preferred Stock; (v) the form of depositary receipt representing the Depositary Shares; and (vi) the validity opinion letter with respect to the Depositary Shares and the Series E Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016

Banc of California, Inc.

By:	/s/ John C. Grosvenor
Name:	John C. Grosvenor
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of February 1, 2016, among the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the several underwriters (listed in Schedule A thereto)

3.1	Articles Supplementary for 7.000% Non-Cumulative Perpetual Preferred Stock, Series E

4.1	Form of Certificate Representing the 7.000% Non-Cumulative Perpetual Preferred Stock, Series E

4.2	Deposit Agreement, dated February 8, 2016, among the Corporation, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein

4.3	Form of depositary receipt representing the Depositary Shares (included as part of Exhibit 4.2)

5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP

23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5.1)